UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    February 20, 2018

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

HTI modifies monthly distribution to enhance its ability to reposition and grow the portfolio

On February 20, 2018, the board of directors (the “Board”) of Healthcare Trust, Inc. (the “Company” or “HTI”) unanimously authorized a change in the rate at which the Company pays monthly distributions to holders of the Company’s common stock, effective as of March 1, 2018, from $0.0039726027 per share per day, or $1.45 per share on an annualized basis, to $0.0023287671 per share per day, or $0.85 per share on an annualized basis. This represents a change in the annualized distribution yield, based on the original purchase price of $25.00 per share, from 5.8% to 3.4%, or a change from 6.76% to 3.96% based on the Company’s most recent estimated value per share as of December 31, 2016 of $21.45 per share.

The Board modified the Company’s distribution policy to more closely align distributions with current cash flows, to enhance the Company’s ability to execute on the repositioning and growth of the portfolio, and to advance the long-term objective of providing a future liquidity event for shareholders. The updated distribution will begin accruing at $0.85 per share on an annual basis on March 1, 2018, with the first distribution payment made at the new level during the first week of April 2018.

Similar to the experience of other healthcare REITs, performance of skilled nursing facilities and senior housing operating properties have been challenged by changes in reimbursement, increased supply and other factors. Management responded to these challenges in 2017 by repositioning the portfolio by signing leases with new, more credit-worthy tenants and changing tenants and/or managers in 41 properties, including replacing tenants in two skilled nursing portfolios and operators of two seniors housing portfolios.

In making this change to the distribution, the Board performed a thorough analysis of the portfolio and the work management did in 2017 to respond to market challenges. The Company expects these efforts, along with additional acquisitions primarily focused on medical office buildings, to improve property net operating income (NOI), compliance with debt covenants and better align distributions with the Company’s cash flows.

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: February 23, 2018	By:	/s/ Katie P. Kurtz
	Name:	Katie P. Kurtz
	Title:	Chief Financial Officer, Secretary and Treasurer